UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 23, 2012

PREMIER HOLDING CORP.

(Name of small business issuer specified in its charter)

Nevada	000-53824	88-0344135
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

32 Journey, #250, Aliso Viejo, CA 92656

(Address of principal executive offices)

(former name or former address, if changed since last report)

(888) 766-8311

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINICIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On April 23, 2012, Premier Holding Corp. (the “Company”) appointed Nancy Nguyen as Secretary for the Company. In addition, Ms. Nguyen was appointed President of the Company’s wholly owned subsidiary, WEPOWER Ecolutions, Inc.

Ms. Nguyen, age 34, was previously the CEO and President of Green Central Energy Solutions, Inc. an operating subsidiary of Green Central Holdings Inc. Ms. Nguyen was also the founder and a managing partner of the predecessor Green Central Energy Solutions. Under Ms. Nguyen's direction, she had directed Green Central Energy Solutions, Inc. in forging an immediate national footprint by negotiating a joint venture with the 3rd largest roofing company, Nations Roof, in the U.S. Ms. Nguyen represented Green Central at NRCA (National Roofing Contractors Association) events and as a guest speaker. Prior to Green Central, Ms. Nguyen held executive positions with two other Green companies. She served as Vice President to an energy-efficient skylight company. Ms. Nguyen was a lead banker on the reorganization of two green companies. Ms. Nguyen assisted one of the former green companies in qualifying for a public listing. Ms. Nguyen also served as Vice President of Business Development for a minority-owned distribution company which marketed green products whose majority shareholder was internationally known entertainer Smokey Robinson. In a brief amount of time, Ms. Nguyen assisted this company in launching its Green Technology product.

Ms. Nguyen is also a Merchant Banking Consultant with iCapital Finance, Inc., and the newly formed iCapital Advisory Group. Ms. Nguyen works as a liaison with iCapital's Joint Venture Partners to provide additional financial services to iCapital clients through affiliations with AMPAC Tristate CDC (Certified SBA Lender). Ms. Nguyen has been in Financial Services for the last 8 years, specializing in finance and business development. Previous companies included Wells Fargo, Countrywide, and Master Financial. Ms. Nguyen worked with managing directors of iCapital on numerous projects including the reorganization and funding of Ciralight Global, Inc. and Toshiba Display Systems. Ms. Nguyen is also a shareholder in Wealthmakers, Inc., owners of Buyins.net. Ms. Nguyen graduated from University of California, Irvine with a B.A. in Business and Biology.

Ms. Nguyen was appointed President of the Company’s wholly owned subsidiary, WEPOWER Ecolutions, Inc. Ms. Nguyen will receive $96,000 per year plus standard benefits including health insurance. The Company and Ms. Nguyen are finalizing the details of her written employment agreement.

During the past ten years, Ms. Nguyen has not been involved in any legal proceedings that are material to an evaluation of her ability or integrity under Item 401(f) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER HOLDING CORP.

	By:	/s/ Kevin B. Donovan
Kevin B. Donovan
Chief Executive Officer and President
Date: April 27, 2012